UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 23, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Standard and Poor’s rating actions. On May 23, 2007, Standard & Poor’s (S&P) lowered the long-term corporate credit and unsecured debt ratings on HECO and its two subsidiaries, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited, to BBB from BBB+. HECO’s commercial paper rating was affirmed at A-2. S&P stated that the downgrade of HECO “is the result of sustained weak bondholder protection parameters compounded by the financial pressure that continuous need for regulatory relief, driven by heightened capital expenditure requirements, is creating for the next few years.”

S&P also affirmed HEI’s corporate credit and unsecured debt rating of BBB and commercial paper rating of A-2.

The ratings are not recommendations to buy, sell or hold any securities; such ratings may be subject to revision or withdrawal at any time by S&P; and each rating should be evaluated independently of any other rating.

S&P ranks business profiles from ‘1’ (excellent) to ‘10’ (vulnerable). S&P changed HEI’s business profile rank from ‘6’ to ‘5’ and left HECO’s business profile rank of ‘5’ unchanged. S&P stated HEI and HECO “have satisfactory business profiles of ‘5’ . . . and somewhat weak financial measures.” S&P lifted the outlook on both HEI and HECO from “negative” to “stable.”

See Item 9.01, Financial Statements and Exhibits, for the S&P Research Update further describing its rating actions.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99	S&P Research Update dated May 23, 2007, “Hawaiian Electric Ratings Cut To ‘BBB’; Outlook Stable”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
Eric K. Yeaman	Tayne S. Y. Sekimura
Financial Vice President, Treasurer	Financial Vice President
and Chief Financial Officer	(Principal Financial Officer of HECO)
(Principal Financial Officer of HEI)	Date: May 23, 2007
Date: May 23, 2007

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